UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2005

THREE FIVE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-4373	86-0654102
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7702 E. Doubletree Ranch Road, Suite 300
Scottsdale, AZ
85258
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: 602-389-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Three-Five Systems Files Bankruptcy Plan
Awaits Bankruptcy Court Approval
On Friday, January 13, 2006, Three-Five Systems, Inc. (the “Registrant”) released a statement informing investors that it has filed a joint plan of reorganization (the “Plan”) with its wholly owned subsidiary, TFS-DI, Inc. (“TFS-DI”) in their respective bankruptcy cases. The Plan proposes a reorganization of the Registrant and TFS-DI into one post-bankruptcy entity (“Reorganized TFS”). If the Bankruptcy Court approves the Plan, Reorganized TFS’s operations will be limited to the liquidation and monetization of all Reorganized TFS’s non-cash assets. These assets comprise the cash and non-cash assets of both the Registrant and TFS-DI, which will be substantively consolidated under the Plan. The Registrant anticipates that sufficient cash will exist in the consolidated estate on the Plan’s effective date to pay all claims of all creditors in all classes under the Plan in full, with interest at the legal rate, and that there will be final cash distributions to the Registrant’s shareholders. The complete press release is attached hereto as Exhibit 99.1.
Item 9.01 Exhibits

Exhibit 99.1	Press release of Three-Five Systems, Inc. dated January 13, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE FIVE SYSTEMS, INC.
Date: January 16, 2005	By:	/s/ Carl H. Young
	Name:	Carl H. Young III
	Title:	Chief Restructuring Officer